Consent of Independent Certified Public Accountants

Executive Investors Trust
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 33-10648) of our report dated January 31, 2000 relating to the December 31, 1999 financial statements of Executive Investors Trust, which are included in said Registration Statement.





                                                  /s/ TAIT, WELLER & BAKER
                                                  TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 25, 2000